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                                                                    EXHIBIT 10.2

                SECOND AMENDMENT TO DEBENTURE PURCHASE AGREEMENT

            This Second Amendment to Debenture Purchase Agreement ("Amendment") is made and entered into as of the7th day of May, 1999, by and between ALTRIS SOFTWARE, INC. (the "Company"), a California corporation, and FINOVA MEZZANINE CAPITAL INC. f/k/a Sirrom Capital Corporation d/b/a Tandem Capital (the "Purchaser"), a Tennessee corporation.

                              W I T N E S S E T H:

            WHEREAS, the Purchaser and the Company have previously executed that Debenture Purchase Agreement dated June 27, 1997, as amended by that First Amendment to Debenture Purchase Agreement dated November 1, 1998 (the "Purchase Agreement"; capitalized terms used herein that are not otherwise defined shall have the meaning set forth in the Purchaser Agreement);

            WHEREAS, the Purchaser and the Company wish to further amend the Purchase Agreement and to evidence the consent of the Purchaser to certain actions proposed by the Company;

            NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

            1. The Purchase Agreement is hereby amended by deleting the interest rate of "11.5%" in line four of Section 1.1 and inserting in its place the interest rate of "12.0%".

            2. Any reference in the Purchase Agreement and/or related documents to that 11.5% Subordinated Debenture shall mean the same debenture amended hereby.

            3. The Purchase Agreement is hereby further amended by deleting the Exercise Price of "$6.00 per share" in line five of Section 1.2 and inserting in its place the amount "$1.90 per share".

            4. The Company warrants and represents that the source code, object code and all related process diagrams and supporting information and manuals relating to the software programs marketed by the Company and its Affiliates are owned by the Company and that the Purchaser continues to hold a second priority perfected security interest therein to secure the Subordinated Debenture.

            5. The Company warrants and represents that its execution, delivery and performance hereof and of all documents required herein have been duly authorized by all necessary corporate action and do not (i) violate or conflict with the Company's corporate charter
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or bylaws, (ii) violate any applicable law or regulation, (iii) violate any order, writ, judgment or decree by which the Company or any of its assets are bound, or (iv) violate, constitute a breach of, or occasion any rights or remedies under any other loan agreement, lease, indenture or other agreement by which the Company or any of its assets are bound.

            6. As modified and amended hereby, the Operative Documents shall remain in full force and effect. The Company warrants and represents that (a) the Operative Documents are valid, binding and enforceable against the Company according to their terms, subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws, (b) the security interests previously granted in the Operative Documents remain perfected and continue to secure the Obligations with the priority required by the Operative Documents, and (c) no default or Event of Default presently exists under the Operative Documents and no condition presently exists which, with the giving of notice, the passing of time, or both, would cause such a default or Event of Default. The Company further acknowledges that the Company's obligations evidenced by the Operative Documents are not subject to any counterclaim, defense or right of setoff, and the Company hereby releases the Purchaser and its officers, directors, agents and attorneys from any claim, known or unknown, that the Company may have against any or all of them as of the execution of this Amendment. In this regard, the Company acknowledges that the Company is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Company hereby waives and relinquishes all rights and benefits which it has or may have under any provision of applicable law that is to the same effect as the above Section 1542.

Notwithstanding the foregoing, this release shall not affect the future obligations of the Purchaser set forth in the Operative Documents.

            7. Concurrently with the execution of this Amendment, the Company shall pay all of the fees and expenses of the Purchaser and its counsel in connection with this Amendment.

            8. Concurrently with the execution of this Amendment, the Company shall deliver to the Purchaser the following executed documents:

            (a) This Agreement.

            (b) Second Amendment to Subordinated Debenture.

            (c) First Amendment to Convertible Preferred Stock Purchase
            Agreement.
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            (c) Certified copy of resolutions of the Company's Board of
            Directors authorizing the execution, delivery and performance of this Agreement and all related documents.

            (d) Opinion letter issued by the Company's outside counsel, addressing such matters as the Purchaser may reasonably require.

            (e) Closing Statement evidencing the payment by the Company of all expenses incurred by the Purchaser in connection with this Amendment.

            9. This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.


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            Executed as of the date stated above.


                                       ALTRIS SOFTWARE, INC.


                                       By:______________________________________

                                       Title:___________________________________


                                       FINOVA MEZZANINE CAPITAL INC.
                                       formerly known as
                                       Sirrom Capital Corporation and
                                       formerly doing business as Tandem Capital


                                       By:______________________________________

                                       Title:___________________________________